Exhibit 10.1


Promissory Note



$300,000.00
Interest Rate:  7%                                      Eden Prairie, Minnesota
Due:  November 4, 1999                                         November 4, 1996



1. For value received, Joseph J. Lahti ("Borrower"), promises to pay to the order of Shuffle Master, Inc., a Minnesota corporation (together with its successors and assigns who become holders of this Promissory Note (this "Note") collectively called "Lender"), the principal amount of Three Hundred Thousand and no/100ths Dollars ($300,000.00).

2. Borrower also promises to pay to Lender interest on the outstanding principal amount of this Note at a rate of seven percent (7%), per annum (the "Interest Rate"). Interest hereunder shall be calculated for the actual number of days elapsed on the basis of a 365-day year.

3. Borrower shall pay the principal of this Note and the accrued interest thereon on or before November 4, 1999 (the "Maturity Date").

4. The following constitute a Default ("Default"):

      (a)   Nonpayment of the amount due and owing Lender on the Maturity Date.

      (b)   Breach of any other provision of the Promissory Note.

      (c)   Breach of any provision of the Pledge Agreement.

5. In the event of Default, Lender may declare amount owed under this Note immediately due and payable and may proceed to enforce payment of such accelerated amount and to exercise any and all other rights and remedies possessed by Lender under this Note, the Pledge Agreement, or allowed by law.

6. Both principal and interest shall be paid by Borrower in lawful money of the United States of America not later than 5:00 p.m. Eden Prairie, Minnesota time on the Maturity Date. Payment shall be made to Lender at 10901 Valley View Road, Eden Prairie, Minnesota 55344, or such other place as Lender may reasonably designate in writing.

7. During the term of this Note, Borrower may prepay a portion or all of the unpaid principal balance or accrued and unpaid interest, and any other sums due Lender at the time of prepayment. There shall be no additional fees or costs due to such prepayment.

8. If any attorney is engaged by Lender or if Lender incurs any costs, expenses or losses because of a Default, then Borrower shall pay upon demand the reasonable attorneys' fees and all costs, expenses and losses reasonably incurred by Lender together with interest thereon at 7% per annum until paid.

9. A waiver of any term of this Note must be made in writing and shall be limited to the express written terms of such waiver.

10. Demand, presentment, protest and notice of nonpayment and dishonor of this Note are hereby waived.

11. Time is of the essence with respect to every provision hereof.

12. This Note is secured by Borrower's Shuffle Master, Inc. Common Stock. Borrower is obligated at all times during the term of this note to take such steps necessary to ensure that Lender's security interest in such Collateral is fully perfected.

13. This Note, including the Pledge/Security Agreement, shall be construed and enforced in accordance with the laws of the state of Minnesota, and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any federal or state court within Hennepin County, Minnesota, and also consent to service of process by any means authorized by Minnesota or federal law.

14. This Note is hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity of the debt evidenced hereby or otherwise, shall the amounts paid or agreed to be paid to Lender for the use, forbearance or detention of the money advanced under this Note exceed the highest lawful rate permissible under the laws of the state of Minnesota as applicable to Borrower. If, for any reason whatsoever, fulfillment of any provision hereof or of any other agreement evidencing or securing the debt, at the time performance of such provisions shall be due, shall involve the payment of interest in excess of that authorized by law, the obligation to be fulfilled shall be reduced to the limit so authorized by law, and if for any reason, lender shall ever receive as interest an amount which would exceed the highest lawful rate applicable to Borrower, such amount which be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note and not to the payment of interest.

15. Borrower acknowledges that while any amount owed on this Note is outstanding, he may not exercise his option to purchase Forty Thousand shares of Shuffle Master, Inc. common stock, granted to him on October 26, 1996.




"BORROWER"



/s/ Joseph J. Lahti
-------------------------------
By:   Joseph J. Lahti